EXHIBIT 99.1
October 15, 2010
Press Release
SOURCE: Oil States International, Inc.
Oil States Announces Expansion into Australia
HOUSTON, October 15, 2010 (GlobeNewswire) — Oil States International, Inc. (NYSE: OIS) (“Oil States”) announced today that its Board of Directors has unanimously approved a transaction under which Oil States will acquire all of the ordinary shares of The MAC Services Group Limited (ASX: MSL) (“The MAC”), a leading provider of remote accommodations for the natural resources industry in Australia. Oil States and The MAC intend to complete the transaction through a Scheme of Arrangement (the “Scheme”) under the Corporations Act of Australia.
Under the terms of the Scheme, each shareholder of The MAC will receive A$3.90 per share in cash, which will be reduced by any dividends declared or paid subsequent to October 15, 2010. This offer price represents a total diluted equity value of A$651 million. The price represents a premium of 16% to the closing price of A$3.35 on October 14, 2010, the last trading price before announcement of the transaction and a premium of 22% to the 30 day volume weighted average price. The Board of The MAC unanimously recommends that The MAC shareholders vote their shares in favor of the Scheme. Oil States expects the transaction to close by the end of the first quarter of 2011 and to be accretive to earnings in 2011, excluding one-time transaction costs.
“Our planned acquisition of The MAC Group will significantly expand our existing accommodations business and will strategically position Oil States in the growing Australian resource market,” stated Cindy B. Taylor, Oil States’ president and chief executive officer. “The MAC has a strong base of existing operations with six villages totaling close to 5,000 rooms. With five of its villages operating in Queensland, Australia, The MAC serves some of the most active metallurgical coal producers in the Bowen Basin. These mines primarily produce for the export markets of Japan, China and Korea. In addition, The MAC has targeted future sites in New South Wales and Western Australia in regions that support coal, gold, iron ore and LNG developments.”
“The combination of our accommodations business with The MAC creates a leading, global remote-site accommodations provider with significant growth opportunities serving customers across a broad range of resources and geographic regions. We have been highly impressed with The MAC and believe it is a clear leader in third-party provided accommodations in Australia. We see many similarities in the way The MAC approaches their business in the areas of guest service, integrated operations and contracting to the way we approach our business. Our planned combination with The MAC will allow us to support over 11,000 workers a day in our lodges and villages with plans to grow room capacity to over 14,000 rooms by this time next year. We look forward to welcoming the dedicated employees of The MAC to Oil States and continuing to build upon their legacy of growth and success.”
Oil States intends to fund the acquisition with cash on hand and borrowings available under a new five-year, $900 million senior secured bank facility. Oil States entered into a commitment letter with Wells

Fargo Bank, N.A. and its affiliates to provide this facility which, subject to final syndication, is expected to consist of revolving credit facilities in both the U.S. and Canada aggregating $600 million as well as funded term debt in both the U.S. and Canada totaling $300 million. The revolving credit facility and funded term debt are expected to have higher interest rates consistent with current market conditions but otherwise have materially similar terms and covenants to Oil States existing credit facility. The commitment letter is subject to terms and conditions typical for such committed, acquisition financings.
Marley Holdings Pty Ltd (“Marley”), as trustee for The Maloney Family Trust (a 52% shareholder in The MAC), has granted an option over a portion of its holding in The MAC to Oil States representing 19.9% of the total issued capital of The MAC. The option will be filed with the ASX in due course.
The transaction is subject to certain conditions precedent including approvals from the shareholders of The MAC, the court approval of the Scheme and other regulatory approvals. A copy of the executed Scheme Implementation Deed entered into by The MAC and Oil States will be filed by Oil States with the SEC under Form 8-K.
Lazard Frères & Co. LLC and Lazard Pty Limited are acting as financial advisors to Oil States; and Vinson & Elkins LLP and Mallesons Stephen Jaques are acting as legal advisors to Oil States.
Conference Call
Oil States is hosting a conference call to discuss the transaction on Friday, October 15 at 8:00 am Eastern Time. This call is being webcast and can be accessed at Oil States’ web site at http://www.oilstatesintl.com. Participants may also join the conference call by dialing (800) 446-2782 and using the passcode of 28196234. A copy of the slides from the Company’s presentation will be made available on the Company’s website prior to the conference call. A replay of the conference call will be available one hour after completion of the call by dialing (888) 843-7419 and entering the passcode of 28196234.
About Oil States
Oil States International, Inc. is a diversified oilfield services company. With locations around the world, Oil States is a leading supplier of a broad range of services to the oil and gas industry, including remote site accommodations, production-related rental tools, oil country tubular goods distribution and land drilling services as well as a leading manufacturer of products for deepwater production facilities and subsea pipelines. Oil States is publicly traded on the New York Stock Exchange under the symbol OIS. For more information on the Company, please visit Oil States International’s website at http://www.oilstatesintl.com.
About The MAC Services Group
The MAC is Australia’s largest publicly-traded owner/operator of remote area mining accommodation villages. With a company purpose of “Helping People Live Their Best,” The MAC develops, owns and operates high quality villages for people who work in remote and regional areas where major projects are being developed and operated. For more information on The MAC, please visit The MAC’s website at http://www.themac.com.au.
The foregoing contains forward-looking statements within the meaning of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are those that do not state historical facts and are, therefore, inherently subject to risks and uncertainties. The forward-looking statements included therein will be based on then current expectations and entail various risks and uncertainties that could cause actual results to differ materially from those forward-looking statements. Such risks and uncertainties include, among other things, risks associated with the general nature of the oilfield service industry and other factors discussed within the “Business” and “Risk Factor” sections of the Form 10-K for the year ended December 31, 2009 filed by Oil States with the SEC on February 22, 2010 and the “Risk Factor” section of the Form 10-Q for the three months ended June 30, 2010 filed by Oil States with the SEC on August 5, 2010. In addition, the transaction described herein includes additional risks and uncertainties including, among other things, the risk that the Scheme of Arrangement is delayed or does not close, including due to the failure to obtain governmental approvals or to achieve shareholder approval or other closing conditions, the risk that the businesses will not be integrated successfully, the risk that any synergies or other benefits from the combination may not be fully realized or may take longer to realize than expected, and disruption from the combination making it more difficult to maintain relationships with customers, employees or suppliers.
CONTACTS:
Oil States International, Inc.
Bradley J. Dodson, Senior Vice President and Chief Financial Officer, +1 713 652 0582
SOURCE: Oil States International Inc.